UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2003

(Date of Earliest Event Reported)

Southwest Water Company

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number: 0-8176

Delaware	95-1840947
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

225 North Barranca Avenue, Suite 200
West Covina, California	91791-1605
(Address of Principal Executive Offices)	(Zip Code)

(626) 915-1551

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events.

Southwest Water Company, a Delaware corporation, has announced that it has completed a private placement of 1,108,033 shares of its newly issued common stock, par value $.01 per share, for aggregate gross proceeds of $12 million to select institutional investors.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements. The company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the securities issued in the private placement. This filing shall not constitute an offer or sale of any of the company’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Water Company

Date: May 30, 2003	By:	/s/ RICHARD J. SHIELDS
	Name:	Richard J. Shields
	Title:	Chief Financial Officer